EXHIBIT 99.1

[Pulaski Financial Letterhead]

PULASKI FINANCIAL ANNOUNCES DATE OF 2011 ANNUAL MEETING

St. Louis, November 24, 2010 - Pulaski Financial Corp. (NASDAQ Global Select: PULB), the holding company for Pulaski Bank, today announced that its annual meeting of stockholders will be held on Wednesday, February 2, 2011 at 2:00 p.m., Central time,  at St. Louis Marriott West, 660 Maryville Centre Drive, St. Louis, Missouri 63141.

Pulaski Financial Corp., operating in its 88th year through its subsidiary, Pulaski Bank, serves customers throughout the St. Louis and Kansas City metropolitan areas. The bank offers a full line of quality retail, mortgage and commercial banking products through 12 full-service offices in St. Louis and six mortgage loan production offices in the St. Louis and Kansas City metropolitan areas and Wichita, Kansas. The Company’s web site can be accessed at www.pulaskibankstl.com.

For Additional Information Contact:
Paul Milano, Chief Financial Officer
Pulaski Financial Corp.
(314) 878-2210 Ext. 3827

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